Exhibit 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated October 21, 2008, in the Registration Statement and related Prospectus (Form S-6 No. 333-153869) dated October 21, 2008 of Equity Opportunity Trust Dividend Ruler Series 2008D.

/s/	ERNST & YOUNG LLP

ERNST & YOUNG LLP
New York, New York
October 21, 2008